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EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF PLAINS ALL AMERICAN PIPELINE, L.P.
PURSUANT TO 18 U.S.C. § 1350

I, Phil Kramer, Chief Financial Officer of Plains All American Pipeline, L.P. (the "Company"), hereby certify that:

            (i)  the accompanying report on Form 10-K/A for the period ending December 31, 2003 and filed with the Securities and Exchange Commission on the date hereof (the "Report") by the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PHIL KRAMER
Name:	Phil Kramer
Date:	July 16, 2004

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CERTIFICATION OF CHIEF FINANCIAL OFFICER OF PLAINS ALL AMERICAN PIPELINE, L.P. PURSUANT TO 18 U.S.C. § 1350